UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 12, 2024

CUSHMAN & WAKEFIELD PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-38611	98-1193584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

125 Old Broad Street

London, United Kingdom EC2N 1AR

(Address of principal executive offices) (Zip Code)

+44 20 3296 3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.10 nominal value	CWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of PAG Directors

On March 12, 2024, each of Anthony Miller and Lincoln Pan notified the Board of Directors (the “Board”) of Cushman & Wakefield plc (the “Company”) of his decision to resign from the Board, effective as of March 18, 2024, which the Board accepted. Both Mr. Miller and Mr. Pan had been designated as a nominee for director by PAGAC Drone Holding I LP (“PAG”) pursuant to the Shareholders Agreement, dated August 6, 2018, by and among the Company, PAG, TPG Drone Investment, L.P. and TPG Drone Co-Invest, L.P. and the other parties named therein (the “Shareholders Agreement”). Their resignations were not the result of any disagreement with the Company or its management relating the Company’s operations, policies or practice and instead were due solely to PAG’s internal mandates and strategic priorities.

Notwithstanding PAG’s right, based on its current level of ownership of the Company’s ordinary shares, to designate one (1) replacement director pursuant to the terms of the Shareholders Agreement, PAG has advised the Company that it will not designate a director to be included in the slate of nominees for election as directors at the Company’s upcoming 2024 annual general meeting of shareholders (the “2024 Annual Meeting”) or any subsequent annual or special meetings of shareholders. PAG has also waived its appointment and approval rights pursuant to Sections 3.1(g) through (i) of the Shareholders Agreement.

Appointment of Directors

On March 15, 2024, based on the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed each of Jennifer J. McPeek and Rajesh Vennam to serve as a director on the Board, filling the vacancies created by the aforementioned resignations, effective as of March 18, 2024. Ms. McPeek will serve as a Class I director, with a term expiring at the Company’s 2025 annual general meeting of shareholders and until her successor is duly elected and qualified. Ms. McPeek will also serve as a member of the Audit Committee of the Board. Mr. Vennam will serve as a Class III director, with a term expiring at the 2024 Annual Meeting and until his successor is duly elected and qualified. Mr. Vennam will also serve as a member of the Audit Committee of the Board.

Ms. McPeek, age 54, has more than 20 years of executive experience in the financial services industry. Ms. McPeek previously served as Chief Financial Officer of Russell Investments, an investment firm, from 2018 to 2019. Prior to that, Ms. McPeek held various roles at Janus Henderson Investors plc (and predecessor firm Janus Capital Group), a global asset manager, from 2009 to 2017, most recently as Chief Operating and Strategy Officer from 2016 to 2017 and as EVP and Chief Financial Officer from 2013 to 2016. She served as Senior Vice President, Head of Strategic Planning for ING Investment Management, Americas, an investment management company, from 2005 to 2009. Ms. McPeek was an Associate Principal in McKinsey & Company’s Corporate Finance and Strategy practice from 1995 to 2001. Ms. McPeek currently serves on the board of directors of Cboe Global Markets, Inc. and on the Board of Trustees of First American Funds Trust. Ms. McPeek holds a B.A. in Mathematics and Economics from Duke University and an MBA from the Massachusetts Institute of Technology Sloan School of Management.

Mr. Vennam, age 49, has more than 20 years of experience in finance, strategy and financial planning. Mr. Vennam has served as Senior Vice President, Chief Financial Officer of Darden Restaurants, Inc. (“Darden”), a national multi-brand restaurant owner and operator, since 2022. Prior to his current role at Darden, Mr. Vennam served as Senior Vice President, Chief Financial Officer and Treasurer from 2021 to 2022; Senior Vice President, Corporate Finance and Treasurer from 2020 to 2021; and Senior Vice President, Finance & Analytics from 2016 to 2020. Prior to joining Darden, Mr. Vennam served as Vice President, Financial Planning and Analysis and Investor Relations for The Fresh Market Inc., a specialty grocery retailer, from 2014 to 2016. Mr. Vennam also held various roles at Red Lobster Hospitality from 2003 to 2014, most recently as Senior Vice President, Financial Planning and Analysis and Treasury. Mr. Vennam holds an MBA from the University of Central Florida, an M.S. in Electrical Engineering from Old Dominion University, and a degree in electronics and communications engineering from Osmania University.

There are no arrangements or understandings between Ms. McPeek or Mr. Vennam and any other person pursuant to which Ms. McPeek or Mr. Vennam was selected and appointed as a director of the Company. There are no transactions in which Ms. McPeek or Mr. Vennam has a direct or indirect material interest required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “Commission”).

In connection with their service on the Board, each of Ms. McPeek and Mr. Vennam will be eligible to receive compensation under the Company’s non-employee director compensation program, as disclosed in the Company’s Definitive Proxy Statement filed with the Commission on April 6, 2023, as may be adjusted by the Board from time to time. Ms. McPeek and Mr. Vennam will each enter into the Company’s standard form of deed of indemnity for directors, a copy of which is filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K filed with the Commission on February 21, 2024.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the appointments of Ms. McPeek and Mr. Vennam to the Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information contained in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Press Release dated March 18, 2024.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2024

CUSHMAN & WAKEFIELD PLC

By:	/s/ Noelle Perkins
Name:	Noelle Perkins
Title:	Executive Vice President, General Counsel and Corporate Secretary